Exhibit 99.1

Columbia Bancorp Announces Dividend

          COLUMBIA, Md., March 11 /PRNewswire-FirstCall/ -- Columbia Bancorp (Nasdaq: CBMD) announced this day continuation of its quarterly Common Stock cash dividend of $.17 per share.  Specifically, the Board of Directors of the Company authorized and declared a quarterly cash dividend on Common Stock of $.17 per share on March 10, 2005.  The dividend will be paid on April 14, 2005 to stockholders of record at the close of business on March 31, 2005.

          Columbia Bancorp, headquartered in Columbia, Maryland, is a bank holding company and parent company of The Columbia Bank, a commercial bank. The Columbia Bank currently operates twenty-four banking offices in the Baltimore/Washington Corridor and provides a full range of financial services to consumers and businesses.  Columbia Bancorp’s Common Stock is traded on the National Market tier of The Nasdaq Stock Market(SM) under the symbol “CBMD”.

SOURCE  Columbia Bancorp
          -0-                             03/11/2005
          /CONTACT:  John A. Scaldara, Jr., President and COO, Columbia Bancorp,
+1-410-423-8012/
          /Company News On-Call:  http://www.prnewswire.com/comp/127921.html/
          /Web site:  http://www.columbank.com /